Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-167166 of our report dated February 27, 2013, relating to the financial statements of ETFS White Metals Basket Trust appearing in the Annual Report on Form 10-K of ETFS White Metals Basket Trust for the year ended December 31, 2012, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
New York, New York

June 13, 2013